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                                                                  EXHIBIT 4.2(b)

                              CASINO MAGIC CORP.

                       INCENTIVE STOCK OPTION AGREEMENT

     THIS AGREEMENT, made and entered into effective as of the ____ day of _____________, ____, by and between Casino Magic Corp., a Minnesota corporation (hereinafter referred to as the "Company"), and __________________, a resident of the state of ________________ (hereinafter referred to as the "Employee" ).

                             W I T N E S S E T H:

     WHEREAS, the Employee is employed by the Company or a subsidiary of the Company; and

     WHEREAS, the Company considers it desirable and in its best interests that the Employee be given an inducement to acquire a further proprietary interest in the Company, and an added incentive to advance the interests of the Company and its subsidiaries, by possessing an incentive stock option to purchase common shares of the Company in accordance with the 1992 Incentive Stock Option Plan (the "Plan") adopted by the Directors and shareholders of the Company on June 23, 1992.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein, the parties hereto agree as follows:

     1.   Grant of Option.  The Company grants to Employee an incentive stock
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option to purchase ____________ common shares of the Company at a purchase price of $_________ per share, in the manner and subject to the conditions hereinafter provided.

     2.   Time of Exercise of Option. The option granted under this Agreement
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may be exercised by Employee after ________________, as to __% of the common shares purchasable hereunder; after _________________, as to an additional __% of said common shares; after _________________, as to an additional __% of said common shares; and all of such shares may be purchased after __________________.

     3.   Method of Exercise.
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          a.   The option shall be exercised by written notice to the Board of
     Directors of the Company, at the Company's principal place of business, accompanied by cash, cashier's check or certified check in payment of the purchase price for the number of the common shares specified and paid for, and accompanied by any document reasonably required by the Company to be executed by Employee, acknowledging the applicable restrictions on the transfer of the common shares being purchased as set forth under Section 7 of this Agreement.

          b. In the event common shares of the Company are listed on the NASDAQ system or any exchange registered under the Securities Exchange Act of 1934 at the time all or any part of the option is exercised, in lieu of cash (and so long as the per share market price of common shares of the Company is then greater than the per share
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     purchase price payable with respect of the common shares being purchased upon exercise of the options), the purchase price payable in exercise of the options may be paid by Employee by delivering to the Company, for cancellation, common shares of the Company previously acquired by the Employee based on the fair market value of the common shares on the first trading day immediately preceding the date of exercise of the options. The fair market value of the common shares being offered as the exercise price shall equal the closing sale price per common share (or the closing bid, if no sales were reported) as quoted on the NASDAQ system, or the closing sale price per common share as listed on an exchange registered under the Securities Exchange Act of 1934.

          c. The Company shall make prompt delivery of a certificate or certificates representing such common shares, provided that if any law or regulation requires the Company to take any action with respect to the common shares specified in such notice before the issuance thereof, then the date of delivery of such common shares shall be extended for the period necessary to take such action. The option must be exercised with respect to at least 500 of the common shares, unless a lesser number of the common shares is then all that is exercisable, in which case it must be exercised with respect to such lesser number.

     4.   Termination of Option. Except as herein otherwise stated, any option
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granted under this Agreement, to the extent not heretofore exercised, shall terminate upon the first to occur of the following dates:

          a. The expiration of three months after the date on which Employee's employment by the Company or any of its subsidiaries, as the case may be, is terminated, except if such termination be by reason of permanent and total disability of the Employee or for a reason set forth in Subsection 4.c of this Agreement;

          b. The expiration of twelve months after the date on which Employee's employment by the Company or any of its subsidiaries, as the case may be, is terminated, if such termination be by reason of the Employee's permanent and total disability;

          c. Upon termination of Employee's employment by the Company or any of its subsidiaries, as the case may be, if such termination is effected by the Company or any of its subsidiaries, as the case may be, by reason of Employee's (i) breach of any employment agreement or any other agreement with, or duty owed to, the Company or any of its subsidiaries; (ii) commission of an act of dishonesty or proven commission of a crime; (iii) disclosure of any material information, which is not generally known to the public, concerning the Company or its subsidiaries to someone other than another employee (who has a need to know in connection with the interests of the Company) of the Company or its subsidiaries, or someone authorized by the Board of Directors of the Company; (iv) material misfeasance or malfeasance in the performance of Employee's duties on behalf of the Company or any of its subsidiaries; (v) continued absence from work except for illness or disability; or (vi) gross insubordination; or

          d.   The close of business on _____________________.

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     5.   Reclassification, Consolidation or Merger. If and to the extent that
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the number of issued common shares of the Company shall be increased or reduced by change in par value, split up, reverse split, reclassification, distribution of a dividend payable in stock, or the like, the number of common shares subject to option and the option price per share shall be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, or sells or transfers substantially all of its assets to another corporation, the Employee shall be entitled to receive options covering common shares of such reorganized, consolidated, merged or successor company in the same proportion, at a substantially equivalent economic value, and subject to the same conditions, or in lieu thereof, the option granted under this Agreement shall fully vest and be exercisable immediately prior to the effective date of such reorganization, consolidation, merger, sale or transfer. For purposes of the preceding sentence, the excess of the fair market value of the common shares subject to the option immediately after the reorganization, consolidation, merger, sale or transfer over the aggregate option price of such common shares shall not be more than the excess of the aggregate fair market value of all common shares subject to the option immediately before such reorganization, consolidation, merger, sale or transfer over the aggregate option price of such common shares, and the new option or assumption of the old option shall not give the Employee additional benefits which he did not have under the old option.

     6.   Rights Prior to Exercise of Option. This option is nontransferable by
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Employee, except in the event of Employee's death, and during Employee's lifetime is exercisable only by Employee. Employee shall have no rights as a stockholder with respect to any common shares purchasable hereunder until payment of the option price and delivery to Employee of such common shares as herein provided.

     7.   Restriction of Disposition. All common shares acquired by Employee
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pursuant to this Agreement shall be subject to the restrictions on sale, encumbrance and other disposition contained in the Company's By-Laws, or imposed by applicable state and federal laws or regulations regarding the registration or qualification of such acquisition of common shares. All such common shares may not be sold or otherwise disposed of (i) within two years from the date of the granting of the option under which such common shares were acquired, (ii) within one year after the exercise of such option, and (iii) unless there is an effective registration statement covering such disposition under the Securities Act of 1933 (the "Act"), and effective registrations and qualifications under applicable state securities laws, or exemptions from such registration or qualifications under the Act and state securities laws are applicable.

     8.   Binding Effect - Plan Governs. This Agreement shall inure to the
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benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. This Agreement shall be construed in accordance with and shall be governed by the terms of the Plan within the meaning of Section 422 of the Internal Revenue Code of 1986, which Plan may be amended from time to time. If possible, this Agreement shall be construed along with and in addition to any other agreement which the Company or any of its subsidiaries and Employee may enter into, but any provision in this Agreement which contradicts any provision of any other agreement shall take precedence and be binding over such other provision. Any masculine personal pronoun used herein shall be considered to mean the corresponding feminine or neuter personal pronoun, as the context requires.

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     9.   Execution Date.  This Agreement and the Option granted to the optionee
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shall be deemed void and of no force or effect if the optionee has not executed and returned to the Company this Incentive Stock Option Agreement on or prior to ___________________.

     IN WITNESS WHEREOF, the parties have hereto caused this Agreemnt to be executed effective on the day and year first above written.

                                   CASINO MAGIC CORP.


                                   By:  ____________________________________
                                        James E. Ernst, President

                                   EMPLOYEE

                                   _________________________________________

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